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                                                                       EXHIBIT 7

                          FRACTAL DESIGN CORPORATION

                              AFFILIATE AGREEMENT


     This FRACTAL DESIGN CORPORATION AFFILIATE AGREEMENT ("AGREEMENT") is dated as of February 11, 1997, between MetaTools, Inc., a Delaware corporation ("METATOOLS"), Fractal Design Corporation, a California corporation ("FRACTAL") and the undersigned affiliate ("AFFILIATE") of Fractal.

     WHEREAS, Fractal and MetaTools have entered into an Agreement and Plan of Reorganization ("MERGER AGREEMENT") pursuant to which Fractal and MetaTools intend to enter into a business combination transaction to pursue their long term business strategies (the "MERGER") (capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement);

     WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Fractal Capital Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of MetaTools Common Stock as set forth in the Merger Agreement;

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Fractal, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC") and (ii) in the SEC's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Fractal;

          WHEREAS, it will be a condition to consummation of the Merger pursuant to the Merger Agreement that (i) the attorneys for each of MetaTools and Fractal will have delivered written opinions that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and (ii) the independent accounting firms that audit the annual financial statements of Fractal and MetaTools will have delivered their written concurrences with the conclusions of management of Fractal and MetaTools to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16;

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to MetaTools to enter into the Merger Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.   Acknowledgments by Affiliate.  Affiliate acknowledges and understands
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that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by MetaTools, Fractal, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise
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Affiliate with regard to such matters.

     2.   Compliance with Rule 145 and the Act.
          ------------------------------------

          (a) Affiliate has been advised that (i) the issuance of shares of MetaTools Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "ACT"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 of the Act unless otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, (ii) Affiliate may be deemed to be an affiliate of Fractal, and
(iii) no sale, transfer or other disposition by Affiliate of any MetaTools Common Stock received by Affiliate will be registered under the Act. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any MetaTools Common Stock issued to Affiliate in the Merger unless (x) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Act, or (y) Affiliate delivers to MetaTools a written opinion of counsel, reasonably acceptable to MetaTools in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          (b) MetaTools will give stop transfer instructions to its transfer agent with respect to any MetaTools Common Stock received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such MetaTools Common Stock, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN THE FORM AND SUBSTANCE THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and MetaTools shall so instruct its transfer agent, if Affiliate delivers to MetaTools (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

          (c) To the extent required by applicable securities laws, MetaTools agrees, for a period of two years from the date of this Agreement, to file with the SEC in a timely manner all reports

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and other documents required of MetaTools under the Act and the Securities
Exchange Act of 1934, as amended.

     3.   Covenants Related to Pooling of Interests.  In accordance with SAB 65,
          -----------------------------------------
until the second day after the day that MetaTools publicly announces financial results covering at least 30 days of combined operations of MetaTools and Fractal, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any securities, or shares of MetaTools Common Stock received by Affiliate in connection with the Merger. MetaTools may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on MetaTools Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates, provided that such restrictive legend shall be removed and/or such notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares, so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76 and so long as Affiliate has obtained MetaTools's prior written approval of such sale or disposition.

     4.   Representations, Warranties and Covenants Related to Tax Effects of
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the Merger.
----------

          (a) Affiliate is the beneficial owner of the number of shares of Fractal Common Stock (including shares issuable upon exercise of stock options) set forth on the last page of this Agreement and did not acquire any of the Fractal Common Stock in contemplation of the Merger;

          (b) Affiliate has not engaged in a Sale (as defined below) of any shares of Fractal Common Stock in contemplation of the Merger;

          (c) Affiliate has no plan or intention (a "PLAN") to engage in a sale, exchange, transfer, redemption or reduction in any way of Affiliate's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "SALE") of more than 50% of the shares of MetaTools Common Stock to be received by Affiliate in the Merger;

          (d) If Affiliate is a partnership, then the term "sale" as used in paragraph (c) above shall be deemed to include any distribution to the partners of the undersigned unless no recipient of any such distribution will receive shares of Fractal Common Stock representing 1% or more of the shares of Fractal Common Stock presently outstanding;

          (e) Affiliate is not aware of, or participating in, any Plan on the part of the Affiliates of Fractal to engage in a Sale or Sales of the MetaTools Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Date of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Fractal Common Stock immediately prior to the Merger; and

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          (f)  Affiliate understands that Fractal, MetaTools and their respective affiliates, as well as legal counsel to Fractal and MetaTools (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code) will be relying on (a) the truth and accuracy of the representations contained herein and (b) Affiliate's performance of the obligations set forth herein.

     5.   Miscellaneous.
          -------------

          (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California (without regard to the principles of conflict of laws thereof.

          (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

          (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

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     Executed as of the date shown on the first page of this Agreement.

                              METATOOLS, INC.


                              By: _____________________________________

                              Name: ___________________________________

                              Title: __________________________________

                              FRACTAL DESIGN CORPORATION


                              By: _____________________________________

                              Name: ___________________________________

                              Title: __________________________________

                              AFFILIATE


                              By: _____________________________________

                              Name of Affiliate: ______________________

                              Name of Signatory (if different from name of Affiliate): __________________________

                              Title of Signatory
                              (if applicable): ________________________


Number of shares of Fractal Common Stock beneficially owned by Affiliate:

______________________________________

Number of shares of Fractal Common Stock subject to options beneficially owned by Affiliate:

______________________________________


              ***FRACTAL DESIGN CORPORATION AFFILIATE AGREEMENT***

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